SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              Form 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                    Date of Report - July 15, 2004

                 UNION NATIONAL FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)



    Pennsylvania                0-19214            23-2415179
---------------------------    -------------      -----------

State or other jurisdiction (Commission File     (IRS Employer
    of Incorporation)             Number)       Identification
                                                   Number)

   101 East Main Street, P.O. Box 567
         Mount Joy, Pennsylvania                        17552
---------------------------------------            --------------
(Address of principal executive offices)              (Zip Code)



 Registrant's telephone number including area code:
                       (717) 653-1441
                        --------------

                                N/A
-----------------------------------------------------------------
   (Former name or former address, if changed since last report)

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Item 1.    Changes in Control of Registrant.
           _________________________________

           Not Applicable.

Item 2.    Acquisition or Disposition of Assets.
           _____________________________________

           Not Applicable.

Item 3.    Bankruptcy or Receivership.
           ___________________________

           Not Applicable.

Item 4.    Changes in Registrant's Certifying Accountant.
           ______________________________________________

           Not Applicable.

Item 5.    Other Events.
           _____________

           Not Applicable.

Item 6.    Resignations of Registrant's Directors.
           _______________________________________

           Not Applicable.

Item 7.    Financial Statements and Exhibits.
           __________________________________

           (a)    Not Applicable.

           (b)    Not Applicable.

           (c)    Exhibits:
                  99.1     Press Release

Item 8.    Change in Fiscal Year.
           ______________________

           Not Applicable.

Item 9.    Regulation FD Disclosure.
           _________________________

           Not Applicable.

Item 12.   Results of Operations and Financial Condition.
           ______________________________________________

           On July 15, 2004, Union National Financial
           Corporation issued a press release reporting second
           quarter earnings and announcing its third quarter
           cash dividend.  The aforementioned is attached as an
           exhibit to this Current Report on Form 8-K.
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                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            UNION NATIONAL FINANCIAL CORPORATION
                            (Registrant)


Dated: July 15, 2004       /s/Mark D. Gainer
                            ----------------------------------
                            Mark D. Gainer,
                            President and Chief Executive Officer
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                            EXHIBIT INDEX


Exhibit                                 Page
_______                                 ____

99.1          Press Release             5

                          EXHIBIT 99.1

                          Press Release

                          PRESS RELEASE

   Union National Financial Corporation Reports Second Quarter
   ___________________________________________________________

        Earnings and Announces Third Quarter Cash Dividend
        __________________________________________________

Mount Joy, Pennsylvania, July 15, 2004. Union National Financial Corporation, the parent bank holding company of Union National Community Bank, reported basic earnings per share for the second quarter of 2004 of $0.33, as compared to basic earnings per share of $0.34 for the same period of 2003. Diluted earnings per share amounted to $0.32 for the quarter ended June 30, 2004, as compared to $0.34 for 2003. Consolidated earnings for the second quarter of 2004 amounted to $792,000, as compared to $855,000 for the same period of 2003. For the six months ended June 30, 2004, basic earnings per share amounted to $0.65 and diluted earnings per share amounted to $0.63, as compared to basic earnings per share of $0.66 and diluted earnings per share of $0.65 for the six months ended June 30, 2003. Consolidated earnings for the six months ended June 30, 2004, were $1,565,000, as compared to $1,659,000 for the same period of 2003. The overall decline in earnings can be primarily attributed to a decline in income from mortgage banking activities. However, earnings for the second quarter of 2004 reflected an increase as compared to earnings of $773,000 for the first quarter of 2004. In addition, second quarter earnings per share compared favorably to basic earnings per share of $0.32 for the first quarter of 2004 and diluted earnings per share of $0.31 per share.

Union National's earnings for the second quarter and the first six months of 2004, as compared to the same periods of 2003, were enhanced by an increase in net interest income. However, this increase in income was more than offset by an increase in the provision for loan losses, a decrease in other operating income and an increase in other operating expenses. The increase in net interest income resulted from growth in earning assets and specifically growth in commercial loans. The decrease in other operating income was primarily a result of a decrease in income from mortgage banking activities which was partially offset by increased fees on deposit accounts and increased income from the sales of alternative investment products. The increase in operating expenses primarily related to key strategic initiatives which included the opening of a new retail office location in November 2003 and key additions to our sales team.

The Board of Directors of Union National Financial Corporation approved the payment of its third regular quarterly cash dividend for 2004. The cash dividend of 16 cents per share is payable on August 20, 2004, to stockholders of record on August 5, 2004.



FINANCIAL HIGHLIGHTS            Three Months Ended
____________________            __________________

                      June 30, 2004  June 30, 2003 Percent Change
                     ______________ ______________ ______________
Net Interest Income     $ 3,173,000    $ 2,743,000          15.7%
Provision for
  Loan Losses               100,000         39,000         156.4%
Other Operating
  Income                  1,045,000      1,179,000         -11.4%
Other Operating
   Expenses               3,155,000      2,820,000          11.9%
Net Income                  792,000        855,000          -7.4%


Per Share Information:

Earnings Per Share -
   Basic                      $0.33          $0.34          -2.9%
Earnings Per Share -
   Assuming Dilution           0.32           0.34          -5.9%


                               Six Months Ended
                               ________________


                      June 30, 2004  June 30, 2003 Percent Change
                     ______________ ______________ ______________
Net Interest Income     $ 6,286,000    $ 5,566,000          12.9%
Provision for
  Loan Losses               156,000         46,000         239.1%
Other Operating
  Income                  2,054,000      2,074,000          -1.0%
Other Operating
   Expenses               6,303,000      5,535,000          13.9%
Net Income                1,565,000      1,659,000          -5.7%

Per Share Information:

Earnings Per Share -
   Basic                      $0.65          $0.66          -1.5%
Earnings Per Share -
   Assuming Dilution           0.63           0.65          -3.1%



                          Balance Sheet as of
                          ___________________

                      June 30, 2004  June 30, 2003 Percent Change
                      _____________  _____________ ______________
Total Assets           $373,781,000   $334,947,000          11.6%
Total Loans             246,440,000    196,694,000          25.3%
Total Deposits          249,948,000    228,913,000           9.2%


Union National Community Bank, a wholly-owned subsidiary of Union
National Financial Corporation, has been serving its communities for over 150 years. The bank operates seven retail offices in Lancaster County.

For Further Information, Please Contact:
Mark D. Gainer, President/CEO
Union National Financial Corporation
101 East Main Street
P.O. Box 567
Mount Joy, PA 17552-0567
(717) 653-1441

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the company's financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.

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